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                                       1



As filed with the Securities and Exchange Commission on November 1, 1996
                                                      Registration No. 33-48233
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ALLIED Group, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Iowa                                       42-0958655
-------------------------------               ---------------------------------
(State or other jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)

          701 Fifth Avenue, Des Moines, Iowa 50391-2000, (515) 280-4211
          -------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                Jamie H. Shaffer
           701 Fifth Avenue, Des Moines, IA 50391-2000, (515) 280-4211
       -------------------------------------------------------------------
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Pursuant to Rule 429, the Prospectus included as part of this Registration Statement also relates to Registration Statement No. 33-15461 previously filed by the Company.

                   Page 1 of 9 pages. Exhibit index on page 6.




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                                       2




           The Registration Statement as heretofore amended is incorporated herein by reference. The Registrant has effected a three for two stock split by means of the issuance of a share dividend of one (1) share of Common Stock on each two (2) shares of Common Stock outstanding to shareholders of record as of November 15, 1996. Pursuant to Rule 416(b) under the Securities Act of 1933, as amended, this Registration Statement is deemed to cover the additional 295,874 shares of the Registrant's Common Stock resulting from the stock split on the registered securities.








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                                       3



                         ADDENDUM TO ALLIED GROUP, INC.
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                                NOVEMBER 1, 1996


           Effective November 15, 1996, the Company has effected a 3-for-2 stock split which increased the number of shares remaining to be issued under the Plan from 591,747 to 887,621.








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                                       4



                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 16.  Exhibits.

     5.   a.   Opinion of Messrs. Davis, Hockenberg, Wine, Brown, Koehn & Shors,
               P.C., regarding legality of 400,000 shares of stock originally registered on this Form.

          b. Opinion of Cheryl M. Critelli, Assistant Corporate Counsel, ALLIED Group, Inc., regarding legality of 500,000 shares of stock registered.

          c. Opinion of Cheryl M. Critelli, Associate Corporate Counsel, ALLIED Group, Inc., regarding legality of 247,699 shares of stock registered.

          d. Opinion of Cheryl M. Critelli, Associate Corporate Counsel, ALLIED Group, Inc., regarding legality of 295,874 shares of stock registered.*

     23.  a.   Consent of KPMG Peat  Marwick  LLP, Independent  Certified Public
               Accountants.*

          b. (1) Consent of Davis, Hockenberg, Wine, Brown, Koehn & Shors, P.C. n/k/a Davis, Brown, Koehn, Shors & Roberts, P.C.*

               (2) Consent of Cheryl M. Critelli,  Associate  Corporate Counsel,
                   ALLIED Group, Inc. (contained in her opinion as filed as Exhibit 5(d) hereto).


     *Filed with this Amendment






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                                       5



                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Des Moines, State of Iowa, on October 31, 1996.

                            ALLIED Group, Inc.

                            By: /s/ Jamie H. Shaffer
                                --------------------------------------
                                Jamie H. Shaffer, President (Financial)
                                                   and Treasurer


           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes each of Jamie H. Shaffer and George T. Oleson, with full power of substitution, to execute in the name of such person and to file any amendment or post-effective amendment to this Registration Statement making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of Jamie H. Shaffer and George T. Oleson, with full power of substitution, attorney-in fact to sign and to file any such amendment and post-effective amendment to this Registration Statement.

          Signature                         Title                    Date
          ---------                         -----                    ----


/s/ Douglas L. Andersen               President (Property-      October 31, 1996
-------------------------------         Casualty) (Principal
    Douglas L. Andersen                 Executive Officer)

/s/       Jamie H. Shaffer            President (Financial)     October 31, 1996
-------------------------------         and Treasurer
          Jamie H. Shaffer              (Principal Executive
                                        Officer and Principal
                                        Accounting Officer)

/s/         John E. Evans             Chairman and Director     October 31, 1996
-------------------------------
            John E. Evans

/s/       James W. Callison           Director                  October 31, 1996
-------------------------------
          James W. Callison

/s/      Harold S. Carpenter          Director                  October 31, 1996
-------------------------------
         Harold S. Carpenter

/s/       Charles I. Colby            Director                  October 31, 1996
-------------------------------
          Charles I. Colby

/s/        Harold S. Evans            Director                  October 31, 1996
-------------------------------
           Harold S. Evans

/s/      Richard O. Jacobson          Director                  October 31, 1996
-------------------------------
         Richard O. Jacobson

/s/        John P. Taylor             Director                  October 31, 1996
-------------------------------
           John P. Taylor

/s/      William E. Timmons           Director                  October 31, 1996
-------------------------------
         William E. Timmons

/s/       Donald S. Willis            Director                  October 31, 1996
-------------------------------
          Donald S. Willis




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                                       6



                                  EXHIBIT INDEX


                                                                   Consecutive
                    Exhibit

                                                                   Page Number
                                                                   -----------

5.       (d)        Opinion of Cheryl M. Critelli,                       7
                    Associate Corporate Counsel,
                    ALLIED Group, Inc., regarding
                    legality of the 295,874 shares of
                    stock registered

23.        (a)      Consent of KPMG Peat Marwick LLP,                    8
                    Independent Certified Public
                    Accountants

           (b)      (1)    Consent of Davis, Brown,                      9
                           Koehn, Shors & Roberts,
                           P.C.

                    (2)    Consent of Cheryl M. Critelli,
                           Associate Corporate Counsel,
                           ALLIED Group, Inc. (included
                           in Exhibit 5 (d))